Exhibit 15.3
SNOWDEN MINING INDUSTRY CONSULTANTS PTY LTD ABN 99 085 319 562
SNOWDEN IS A SUBSIDIARY OF DOWNER EDI LIMITED
ABN 14 128 765 177
ASEAMCO PTY LTD
PO Box 68
MITTAGONG NSW 2575
AUSTRALIA
Tel: +61 2 4872 1313
9 May 2008
Companhia Vale do Rio Doce
Avenida Graça Aranha, 26
20005-900 Rio de Janeiro, RJ
Brasil
Ladies and Gentlemen:
ASEAMCO Pty Ltd hereby consents to being named in the Annual Report on Form 20-F of Companhia Vale do Rio Doce (“Vale”) for the year ended December 31, 2007 (the “2007 20-F”) in reference to our preparation of estimates of Vale’s Australian coal reserves as of December 31, 2007.
We also consent to the incorporation by reference of the 2007 20-F into (a) the Registration Statement on Form F-3 of Vale (File No. 333-138617) and Vale Overseas Limited (File No. 333-138617-01) and (b) the Registration Statement on Form F-3 of Vale (File No. 333-143857) and Vale Capital Limited (File No. 333-143857-01), in each case including all amendments thereto.
Yours faithfully,
Robert de Jongh
Managing Director
ASEAMCO PTY LTD